UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2014
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Chemical Financial Corporation (the "Corporation") held its annual meeting of shareholders on Monday, April 21, 2014. At that meeting, the shareholders voted on three proposals and cast their votes as described below.
Proposal 1
All of the directors of the Corporation are elected annually. All nominees for director were elected by the following votes:

	Votes Cast
Election of Directors	For	Withheld	Broker Non-Votes

Gary E. Anderson	21,046,821	286,672	3,593,393
Nancy Bowman	20,658,122	675,372	3,593,393
James R. Fitterling	21,066,038	267,455	3,593,393
Thomas T. Huff	20,990,828	342,665	3,593,393
Michael T. Laethem	20,881,142	452,351	3,593,393
James B. Meyer	21,033,214	300,279	3,593,393
Terence F. Moore	20,805,465	528,029	3,593,393
David B. Ramaker	20,600,192	733,302	3,593,393
Grace O. Shearer	20,849,449	484,044	3,593,393
Larry D. Stauffer	21,057,284	276,210	3,593,393
Franklin C. Wheatlake	21,073,466	260,027	3,593,393
Proposal 2
Proposal 2 was a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2014, as described in the proxy statement. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

24,517,883	274,542	134,461	—
Proposal 3
Proposal 3 was a non-binding advisory proposal to approve the Corporation's executive compensation, as described in the proxy statement. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

20,257,591	681,746	394,155	3,593,393

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 22, 2014	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

3